GOODWIN, PROCTER & HOAR
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231
                                                                   TELEX 94-0640
PHILIP H. NEWMAN                                          CABLE-GOODPROCT.BOSTON
  (817) 570-1558



                                November 1, 1993


United Services Funds
7900 Callaghan Road
San Antonio, TX  78229

Ladies and Gentlemen:

     As counsel to United Services Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing interests in the United Services First No-Load China Opportunity Fund, a series of the Trust, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 74 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 33-35439) filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement dated July 31, 1984, as amended, the By-Laws of the Trust, the records of certain meetings of the Trustees, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records, and certificates as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment.

                                                     Very truly yours,


                                                     /s/ Goodwin, Procter & Hoar
                                                     GOODWIN, PROCTER & HOAR


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